Exhibit 4.1

THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR UNDER THE SECURITIES LAWS OF CERTAIN STATES AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. THESE SECURITIES MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED, OR HYPOTHECATED EXCEPT AS PERMITTED UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS PURSUANT TO (I) AN EFFECTIVE REGISTRATION STATEMENT, (II) RULE 144 UNDER THE SECURITIES ACT (OR ANY SUCCESSOR RULE), OR (III) AN EXEMPTION FROM REGISTRATION. THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE ISSUER THAT SUCH OFFER, SALE OR TRANSFER, PLEDGE, OR HYPOTHECATION OTHERWISE COMPLIES WITH THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS. THIS WARRANT MAY NOT BE EXERCISED BY OR ON BEHALF OF ANY U.S. PERSON UNLESS THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OR AN EXEMPTION FROM REGISTRATION IS AVAILABLE. HEDGING TRANSACTIONS INVOLVING THE SECURITIES MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE SECURITIES ACT.

EVOMMUNE, INC.

WARRANT TO PURCHASE Common Stock

Warrant No.: [●]

Issue Date: [●], 2026

WHEREAS, Evommune, Inc., a Delaware corporation (the “Company”), Evommune MGD, LLC, a Delaware limited liability company (the “Licensee”), and Hinova Pharmaceuticals Inc., a corporation organized under the laws of the People’s Republic of China (“Licensor”), have entered into that certain License Agreement, dated as of [●], 2026 (including all exhibits and schedules thereto, the “License Agreement”), pursuant to which, among other things, the Licensee is licensing certain intellectual property rights from Licensor (the “Licensed IP”); and

WHEREAS, pursuant to the License Agreement, as partial consideration for the Licensed IP, the Company is obligated to issue to Licensor or its designee one or more warrants to purchase shares of the Company’s common stock, $0.0001 par value per share (“Common Stock”); and

NOW, THEREFORE, in consideration for the mutual promises and covenants set forth in this agreement and for other good and valuable consideration, the receipt and sufficiency of which is acknowledged, the parties agree as follows:

FOR VALUE RECEIVED, [●], or its permitted assigns (the “Holder”) is entitled, subject to the provisions and upon the terms and conditions set forth in this Warrant to Purchase Common Stock (this “Warrant”), to purchase from the Company, shares of Common Stock, in the amounts, at such times and on the terms set forth herein.

1.
Number of Shares; Exercise Period.
(a)
Number of Shares. Subject to any previous exercise of the Warrant, the Holder shall have the right to purchase, prior to, or in connection with, the expiration of this Warrant pursuant to

Section 7, [●] shares of Common Stock (the “Shares”) (as adjusted pursuant to Section 4), being the number equal to the quotient obtained by dividing (i) $[•] by (ii) the Average Price, rounded down to the nearest whole share, subject to the Beneficial Ownership Limitation set forth in Section 2(k). To the extent any Shares cannot be issued upon the expiration of this Warrant pursuant to Section 7(a) solely as a result of the Beneficial Ownership Limitation, the Company shall have the right, in its sole discretion, to either (i) pay to the Licensor, as an additional monetary payment under the License Agreement, an amount in cash equal to the number of such Shares multiplied by the Average Price, which amount shall be payable upon such expiration, or (ii) notwithstanding Section 2(k), waive the Beneficial Ownership Limitation with respect to such Shares and issue such Shares to the Holder, even if, after giving effect to such issuance, the Holder (together with its Affiliates and the Attribution Parties) would beneficially own in excess of the Beneficial Ownership Limitation. No fractional share, and no cash or other consideration in lieu of any fractional share, shall be issuable in respect of such rounding.
(b)
Notice of Number of Shares. Prior to the Issue Date, the Company shall give notice to the Holder stating the Average Price and the number of Shares purchasable upon the exercise of the rights under this Warrant, and the percentage of the shares of Common Stock then issued and outstanding represented by such Shares, setting forth in reasonable detail the method of calculation of each, together with the data used in such calculation and the sources thereof. The Company shall, upon the written request of the Holder, furnish or cause to be furnished to the Holder a certificate setting forth such calculation. All calculations made by the Company pursuant to Section 1(a) and this Section 1(b) shall be final and binding on the Company and the Holder absent manifest error.
(c)
No Adjustment for Price Movement. The number of Shares is fixed as of the Effective Date in accordance with Section 1(a) and, other than as expressly provided in Section 2(j) and Section 4, shall not be subject to any increase, decrease, reset, true-up, or other adjustment, including on account of any change in the market price or trading value of the Common Stock at any time following the Effective Date.
(d)
Exercise Period. This Warrant shall be exercisable, in whole or in part, at any time commencing on and following the Issue Date, and prior to (or in connection with) the expiration of this Warrant pursuant to Section 7 (the “Exercise Period”).
2.
Exercise.
(a)
Exercise Notice. Subject to the terms of this Warrant, the Holder may exercise this Warrant, in whole or in part, at any time during the Exercise Period by delivering to the Company via electronic mail a duly completed and executed Exercise Notice, in the form attached as Exhibit A (the “Exercise Notice”). For the avoidance of doubt, the Company acknowledges and agrees that, the Shares are being issued as part of the consideration under the License Agreement and, consequently, no additional consideration (other than the nominal exercise price of US$0.0001 per Share) shall be required to be paid by the Holder to any Person to effect any exercise of this Warrant. The exercise price per Share under this Warrant shall be US$0.0001 (the “Exercise Price”). This Warrant may also be exercised, in whole or in part, by means of a “cashless exercise” in which the Holder shall be entitled to receive a number of Shares equal to the quotient obtained by dividing (A-B) x (X) by (A), where: (A) = the official closing price of the Company’s Common Stock on the Principal Market, on the Trading Day immediately preceding the date of the applicable Exercise Notice (or, in the case of an automatic exercise pursuant to Section 2(h), the Trading Day immediately preceding the date of such exercise); (B) = the Exercise Price; and (X) = the number of Shares that would be issuable upon exercise of this Warrant in accordance with the terms of this Warrant if such exercise were by means of a cash exercise rather than a cashless exercise. If Shares are issued in such a cashless exercise, the parties acknowledge and agree that in accordance with Section 3(a)(9) of the Securities Act, the Shares shall take on the characteristics of this Warrant, and the holding period of the Shares being issued may be tacked on to the holding period of this Warrant. The Company agrees not to take any position contrary to this Section 2(a), except as required by applicable law or the rules or interpretations of the Securities and Exchange Commission.
(b)
Certain Rights.
(i)
CFIUS Matters.
(A)
The Company does not engage in (a) the design, fabrication, development, testing, production or manufacture of one or more “critical technologies” within the meaning of the Defense Production Act of 1950, as amended, including all implementing regulations thereof (the “DPA”); (b) the ownership, operation, maintenance, supply, manufacture, or servicing of “covered investment critical infrastructure” within the meaning of the DPA (where such activities are covered by column 2 of Appendix A to 31 C.F.R. Part 800); or (c) the maintenance or collection, directly or indirectly, of “sensitive personal data” of U.S. citizens within the meaning of the DPA.
(B)
Notwithstanding anything to the contrary contained in this Warrant, the Holder and the Company agree that as of and following the date whereby the Holder and the Company entered into this Warrant, the Company shall not provide, and the Holder shall not be afforded: (i) “control” of the Company, including the power to determine, direct, or decide (e.g., through unilateral, consent, veto, or blocking rights) any important matters affecting the Company; (ii) access to any “material nonpublic technical information” in the possession of the Company; (iii) any “involvement” (other than through the voting of shares) in “substantive decision making” of the Company regarding (x) the use, development, acquisition, safekeeping, or release of “sensitive personal data” of U.S. citizens maintained or collected by the Company, (y) the use, development, acquisition, or release of “critical technologies,” or (z) the management, operation, manufacture, or supply of “covered investment critical infrastructure”; or (iv) more than two of the four “property rights” over “covered real estate” that is or will be owned or leased by the Company, in each case, as such terms are defined in 31 C.F.R. Parts 800 and 802. For the avoidance of doubt, material nonpublic technical information shall not include any financial performance information relating to the Company, including revenue, EBITDA, or other high-level financial metrics of the type customarily provided to investors.
(C)
The Company shall have the right to exclude the Holder from (i) access to any “material nonpublic technical information” in the possession of the Company and (ii) “involvement,” other than through the voting of shares, in “substantive decision making” by the Company regarding any of the matters set forth in Section 2(b)(i)(B)(iii) above, in each case if the Company reasonably determines based on written advice of competent outside counsel that specializes in CFIUS matters that such exclusion is necessary or appropriate to enforce the limitations in Section 2(b)(i)(B) hereof.

(D)
To the extent that any term in this Warrant would afford any of the foregoing to the Holder contrary to the intent of the Holder and the Company as expressed herein, such term shall have no effect. For the avoidance of doubt, nothing in this Section 2(b)(i) shall limit or otherwise adversely affect the rights (including the access to or exchange of information) of the Licensor under the License Agreement.
(c)
Timing; Certificates; New Warrant. Subject to the terms of this Warrant, the rights under this Warrant shall be deemed to have been exercised and the Shares issuable upon such exercise shall be deemed to have been issued immediately prior to the close of business on the Exercise Date (or, in the case of an exercise pursuant to Section 2(g) or Section 2(h), at the time such exercise becomes effective), and the Holder shall be entitled to receive the Shares issuable upon such exercise and shall be treated for all purposes as the holder of record of such Shares as of such time. As promptly as reasonably practicable on or after the Exercise Date, the Company shall issue and deliver to the Holder a certificate or certificates (or a notice of issuance of uncertificated shares or other evidence of ownership, if applicable) for that number of Shares issuable upon such exercise. In the event that the rights under this Warrant are exercised in part and have not expired, the Company shall execute and deliver a new Warrant reflecting the number of Shares that remain subject to this Warrant.
(d)
No Fractional Shares. No fractional shares shall be issued upon exercise of this Warrant. Any fractional share to which the Holder would otherwise be entitled upon any exercise of this Warrant (including any cashless exercise or automatic exercise pursuant to Section 2(h)) shall be rounded down to the nearest whole share, and no cash or other consideration shall be payable in lieu thereof.
(e)
Reservation of Common Stock. During the Exercise Period, the Company agrees to take all action(s) (including solicitation and obtainment of any required board or stockholder resolutions, maintaining a share reserve with its transfer agent from and after the Issue Date) to ensure the reservation at all times of and keep available from its authorized and unissued shares of Common Stock a sufficient number of shares for the purpose of effecting the exercise of this Warrant in full.
(f)
Issued Shares. The Company represents and warrants that all Shares that may be issued upon the exercise of this Warrant will, when issued in accordance with the terms of this Warrant, be validly issued, fully paid, and nonassessable.
(g)
Conditional Exercise. The Holder may exercise this Warrant, subject to the terms of the Warrant, conditioned upon (and effective immediately prior to) consummation of any transaction or other event by indicating the election of such conditional exercise on the Exercise Notice.
(h)
Automatic Exercise. If the Holder has not elected to exercise this Warrant prior to the expiration of this Warrant pursuant to Section 7, then this Warrant shall automatically (without any act on the part of the Holder) be exercised by means of a cashless exercise pursuant to Section 2(a) effective immediately prior to the expiration of this Warrant pursuant to Section 7, unless the Holder provides prior written notice to the Company that the Holder desires that this Warrant expire unexercised. Any automatic exercise pursuant to this Section 2(h) shall be effected only to the extent permitted by Section 2(k), and any portion of this Warrant that cannot be so exercised upon the expiration of this Warrant pursuant to Section 7(a) shall expire, subject to the Company’s election under Section 1(a). If this Warrant is automatically exercised, the Company shall notify the Holder of the automatic exercise as soon as reasonably practicable, and the Holder shall surrender the Warrant to the Company in accordance with the terms hereof.
(i)
Tax. Where any payment or issuance due to be made to the Licensor or the Holder hereunder is subject to any withholding or similar tax, the Company shall have the right to deduct and withhold any such withholding or similar tax from any payment due to the Licensor or the Holder hereunder and will pay such withholding or similar tax to the appropriate governmental authority. To the extent that amounts are so withheld, such withheld amounts shall be treated for all purposes of this agreement as having been delivered and paid or issued to the Licensor or the Holder or any other recipient of payment or issuance in respect of which such deduction and withholding was made. The Company will in a timely manner transmit to the Licensor or the Holder an official tax certificate or other evidence of such withholding sufficient to enable the Licensor or the Holder to claim such payment of taxes. The Licensor or the Holder will provide the Company any tax forms that may be reasonably necessary in order for the Company not to withhold tax or to withhold tax at a reduced rate under an applicable bilateral income tax treaty.
(j)
Cash Payment Election. At any time during the Exercise Period, the Holder may deliver to the Company a written notice requesting that, in lieu of the issuance of all or any portion of the Shares issuable hereunder, the Company make a cash payment to the Licensor, specifying the number of Shares subject to such request (the “Settled Shares”). The Company shall consider such request in good faith and respond to the Holder in writing within ten (10) Business Days following receipt of such notice. If the Company agrees to such request, the Company shall, within thirty (30) days following the date of such agreement, pay to the Licensor, as an additional monetary payment under the License Agreement, an amount in cash equal to the number of Settled Shares multiplied by ninety percent (90%) of the arithmetic average of the daily official closing price of the Common Stock on the Principal Market for each of the forty-five (45) consecutive Trading Days ending on and including the Trading Day immediately preceding the date of such notice (as appropriately adjusted for any stock dividend, stock split, stock combination, recapitalization or other similar transaction occurring during such period), and the number of Shares issuable hereunder shall be reduced by the number of Settled Shares.
(k)
Beneficial Ownership Limitation. The Company shall not effect any exercise of this Warrant, and the Holder shall not have the right to exercise any portion of this Warrant, to the extent that after giving effect to such issuance after exercise as set forth on the applicable Exercise Notice, the Holder (together with the Holder’s Affiliates, and any other Persons acting as a group together with the Holder or any of the Holder’s Affiliates (such Persons, “Attribution Parties”)), would beneficially own in excess of the Beneficial Ownership Limitation (as defined below). For purposes of the foregoing sentence, the number of shares of Common Stock beneficially owned by the Holder and its Affiliates and Attribution Parties shall include the number of shares of Common Stock issuable upon exercise of this Warrant with respect to which such determination is being made, but shall exclude the number of shares of Common Stock which would be issuable upon (i) exercise of the remaining, nonexercised portion of this Warrant beneficially owned by the Holder or any of its Affiliates or Attribution Parties and (ii) exercise or conversion of the unexercised or nonconverted portion of any other securities of the Company subject to a limitation on conversion or exercise analogous to the limitation contained herein beneficially owned by the Holder or any of its Affiliates or Attribution Parties. Except as set forth in the preceding sentence, for purposes of this Section 2(k), beneficial ownership shall be calculated in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations promulgated thereunder, it being acknowledged by the Holder that the Company is not representing to the Holder that such calculation is in compliance with Section 13(d) of the Exchange Act and the Holder is solely responsible for any schedules required to be filed in accordance therewith. To the extent that the limitation contained in this Section 2(k) applies, the determination of whether this Warrant is exercisable (in relation to other securities owned by the Holder together with any Affiliates and Attribution Parties) and of which portion of this Warrant is exercisable shall be in the sole discretion of the Holder, and the submission of an Exercise Notice shall be deemed to be the Holder’s determination of whether this Warrant is exercisable (in relation to other securities owned by the Holder together with any Affiliates and Attribution Parties) and of which portion of this Warrant is exercisable, in each case subject to the Beneficial Ownership Limitation, and the Company shall have no obligation to verify or confirm the accuracy of such determination. In addition, a determination as to any group status as contemplated above shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. For purposes of this Section 2(k), in determining the number of outstanding shares of Common Stock, the Holder may rely on the number of outstanding shares of Common Stock as reflected in (A) the Company’s most recent periodic or annual report filed with the Securities and Exchange Commission, as the case may be, (B) a more recent public announcement by the Company or (C) a more recent written notice by the Company or its transfer agent setting forth the number of shares of Common Stock outstanding. Upon the written request of the Holder, the Company shall within one Trading Day confirm in writing to the Holder the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Company, including this Warrant, by the Holder or its Affiliates or Attribution Parties since the date as of which such number of outstanding shares of Common Stock was reported. The “Beneficial Ownership Limitation” shall be 4.99% of the number of shares of Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock issuable upon exercise of this Warrant. The provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 2(k) to correct this paragraph (or any portion hereof) which may be defective or inconsistent with the intended Beneficial Ownership Limitation herein contained or to make changes or supplements necessary or desirable to properly give effect to such limitation. The limitations contained in this paragraph shall apply to a successor holder of this Warrant. Notwithstanding the foregoing, the Beneficial Ownership Limitation shall not apply to (1) any exercise of this Warrant effective immediately prior to, and conditioned upon, the consummation of a Change of Control, or (2) any issuance of Shares to the Holder pursuant to the Company’s election under Section 1(a).
3.
Transfer of this Warrant.
(a)
Transfer Restrictions. This Warrant shall not be directly or indirectly transferred or assigned by the Holder without the prior written consent of the Company (which consent shall not be unreasonably withheld, conditioned or delayed); provided that the Holder may, without such consent and upon prior written notice to the Company, transfer or assign this Warrant to an Affiliate, subject to compliance with Section 3(b) and all applicable laws. The Shares issued upon exercise of this Warrant shall be subject only to the transfer restrictions under applicable securities laws.
(b)
Assignment Agreement. Subject to compliance with the terms of this Warrant and all applicable laws, including the Securities Act, this Warrant may be transferred and assigned by delivering to the Company via electronic mail a duly completed and executed Assignment Agreement, in the form attached as Exhibit B (the “Assignment Agreement”). This Warrant must be surrendered to the Company or its designated agent, as applicable, as a condition precedent to any transfer or assignment of this Warrant. Within three (3) Business Days following the Company’s receipt of a duly executed Assignment Agreement and this Warrant, the Company shall issue a new Warrant on identical terms to the assignee (and, in the case of a partial transfer, a new Warrant to the assignor reflecting the remaining Shares).
(c)
Transfer Taxes. In no event shall the Company be required to pay any tax which may be payable in respect of any transfer of this Warrant.
(d)
Legends. Each certificate, instrument, or book entry representing the Securities (as defined below) shall be notated with any applicable legend(s) as required by applicable laws or as otherwise reasonably determined by the Company.
4.
Adjustments. Subject to the terms of this Warrant, the number and kind of Shares are subject to adjustment from time to time, as follows:

(a)
Reorganization. In the event of any reorganization, recapitalization, merger, consolidation, or similar transaction involving the Company, excluding a Change of Control and a Reclassification (as defined below) (each, a “Reorganization”), in which shares of the Company are converted into or exchanged for securities, cash, or other property, then the Holder shall be entitled to receive upon exercise of this Warrant the kind and amount of securities, cash, or other property of the successor entity resulting from such Reorganization, equivalent in value to that which a holder of the Shares (assuming exercise of this Warrant immediately prior to such Reorganization) would have been entitled in connection with such Reorganization. In any such case, appropriate adjustment (as mutually determined in good faith by the successor entity and the Holder) shall be made in the application of the provisions of this Warrant with respect to the rights and interests of the Holder after such Reorganization. The provisions of this Section 4 shall similarly apply to successive reorganization, recapitalization, merger, consolidation, or similar transactions.
(b)
Reclassification of Shares. If the Shares issuable upon exercise of this Warrant are changed into the same or a different number of securities of any other class or classes by reclassification, capital reorganization, or otherwise, excluding a Change of Control or a Reorganization (each, a “Reclassification”), then the Holder shall be entitled to receive upon exercise of this Warrant the number and kind of securities that the Holder would have received if this Warrant had been exercised immediately before such Reclassification. The provisions of this Section 4 shall similarly apply to successive reclassifications, capital reorganizations or similar transactions.
(c)
Subdivisions, Dividends, Distributions and Combinations. In the event that the then outstanding shares of Common Stock are subdivided (by stock split or otherwise) into a greater number of shares of such securities, or the Company pays a dividend or makes any other distribution to the Common Stock that is payable in Common Stock, then the number of Shares issuable upon exercise of this Warrant immediately prior to such subdivision, dividend or distribution shall be proportionately increased, concurrently with the effectiveness of such subdivision, dividend or distribution. In the event that the outstanding shares of Common Stock are combined (by reverse stock split or otherwise) into a lesser number of shares of such securities, then the number of Shares issuable upon exercise of this Warrant immediately prior to such combination shall be proportionately decreased, concurrently with the effectiveness of such combination. Concurrently with any adjustment pursuant to this Section 4(c), the Average Price shall be proportionately adjusted such that the aggregate value of the Shares then issuable hereunder (determined by reference to the Average Price) remains unchanged.
(d)
Notice of Adjustments. Upon any adjustment in accordance with this Section 4, the Company shall give prompt notice to the Holder, which notice shall state the event giving rise to the adjustment, the number of securities or other property purchasable upon the exercise of the rights under this Warrant, setting forth in reasonable detail the method of calculation of each. The Company shall, upon the written request of the Holder, furnish or cause to be furnished to the Holder a certificate setting forth (i) such adjustments, and (ii) the number of securities and the amount, if any, of other property that at the time would be received upon exercise of this Warrant.
5.
Notification of Certain Events. Prior to the expiration of this Warrant pursuant to Section 7, if the Company shall authorize: (a) the voluntary liquidation, dissolution, or winding up of the Company, or (b) a Change of Control, then the Company shall send to the Holder at least twenty (20) Business Days prior written notice of the anticipated effective date of such action, which notice shall set forth the material terms of such action, including the form and amount of the consideration payable to the holders of Common Stock in connection therewith.
6.
Representations and Warranties.

(a)
Company Representations and Warranties. The Company represents and warrants to the Holder as of the date of this Warrant that: (i) the Company has full power and authority to enter into and deliver this Warrant, and when executed and delivered by the Company, will constitute valid and legally binding obligations of the Company, enforceable in accordance with the terms hereof; (ii) the execution and delivery of this Warrant have been duly and properly authorized by all requisite corporate action of the Company and the Company’s board of directors and stockholders, and no consent of any other person is required as a prerequisite to the validity and enforceability of this Warrant that has not been obtained; (iii) the Company is not a party to or otherwise subject to any contract or agreement that restricts or otherwise affects its right to execute and deliver this Warrant or to perform its obligations hereunder (including the issuance of Shares), except where all necessary consents or waivers have been obtained. Neither the execution, delivery nor performance of this Warrant (including the issuance of Shares) will conflict with, result in a breach of the terms, conditions or provisions of, constitute a default under, result in any violation of, result in the creation of any lien upon any properties of the Company under, require any consent, approval or other action by or notice to or filing with any court or governmental body pursuant to, the Company’s Certificate of Incorporation or Bylaws, any award of any arbitrator or any agreement, instrument or law to which the Company is subject or by which it is bound; (iv) the issuance of this Warrant is, and assuming the continuing accuracy of the Holder’s representations and warranties herein and no change in applicable law, the issuance of the Shares upon exercise of this Warrant in accordance with the terms hereof will be, exempt from registration and qualification under applicable federal and state securities laws; (v) the Shares, when issued and delivered in accordance with the terms and for the consideration set forth in this Warrant, will be validly issued, fully paid and nonassessable and free of restrictions on transfer other than restrictions on transfer under applicable state and federal securities laws and liens or encumbrances created by or imposed by the Holder; and (vi) the Shares have been duly reserved for issuance.
(b)
Holder Representations and Warranties. The Holder represents and warrants to the Company that: (i) the Holder has full power and authority to enter into and deliver this Warrant, and when executed and delivered by the Holder, will constitute valid and legally binding obligations of the Holder, enforceable in accordance with the terms hereof; (ii) the Securities are being acquired for investment by the Holder for its own account, not as an unlawful nominee or agent, and not with a view to, or for resale in connection with, the distribution thereof, and that the Holder has no present intention of selling, granting any participation in, or otherwise distributing the Securities, nor does it have any contract, undertaking, agreement or arrangement for such action(s); (iii) the Holder is either (a) an “accredited investor” (as defined in Regulation D under the Securities Act), is financially sophisticated, and is able to bear the full loss of its investment related to the Securities, or (b) not a “U.S. person” as defined in Rule 902(k) of Regulation S promulgated under the Securities Act, and, if the Holder is acquiring the Securities in reliance on Regulation S, the Holder is acquiring the Securities in an “offshore transaction” within the meaning of Rule 902(h) of Regulation S and for its own account and not for the account or benefit of any U.S. person, and agrees to resell the Securities only in accordance with Regulation S, pursuant to registration under the Securities Act or pursuant to an available exemption from registration, and not to engage in hedging transactions with respect to the Securities unless in compliance with the Securities Act; (iv) the Holder has had the opportunity to review with its own tax advisors the U.S. federal, state and local and non-U.S. tax consequences related to the Securities and the transactions contemplated by this Warrant; (v) the Holder and, to the knowledge of the Holder, each of its Affiliates are not subject to any of the “bad actor” disqualifications described in Rule 506(d)(1)(i) through (viii) under the Securities Act; and (vi) the Holder has received this Warrant in compliance with all applicable laws, including the applicable laws of the People’s Republic of China and Hong Kong.
7.
Expiration of the Warrant. This Warrant shall expire and shall no longer be exercisable as of the earliest to occur of: (a) 5:00 p.m. Pacific time, on November 4, 2036; or (b) upon the consummation of (i) the voluntary liquidation, dissolution, or winding up of the Company or (ii) a Change of Control, as applicable. In connection with any Change of Control, the Company shall ensure that the Shares issued upon exercise of this Warrant (including pursuant to Section 2(h)) shall be entitled to participate in such Change of Control on the same terms as the other holders of Common Stock.
8.
Certain Definitions.
(a)
“Affiliate” means, with respect to any specified Person, any other Person who, directly or indirectly, controls, is controlled by, or is under common control with such Person, including, without limitation, any general partner, managing member, officer, director, or trustee of such Person, or any venture capital fund or investment fund now or hereafter existing that is controlled by one or more general partners, managing members or investment advisers of, or shares the same management company or investment adviser with, such Person.
(b)
“Average Price” means the arithmetic average of the daily official closing price of the Common Stock on the Principal Market for each of the forty-five (45) consecutive Trading Days ending on and including the Trading Day immediately preceding the Effective Date, as appropriately adjusted for any stock dividend, stock split, stock combination, recapitalization or other similar transaction occurring during such period, and as further adjusted pursuant to Section 4(c).
(c)
“Business Day” means any day other than a Saturday, Sunday, or day on which commercial banks in New York, New York or in the People’s Republic of China are authorized or required by law to close.
(d)
“Bylaws” means the Company’s Amended and Restated Bylaws, as amended and/or restated from time to time.
(e)
“Certificate of Incorporation” means the Company’s Amended and Restated Certificate of Incorporation, as amended and/or restated from time to time.
(f)
“Change of Control” means a Change of Control (as defined in the License Agreement) with respect to the Company.
(g)
“Effective Date” means the date of the License Agreement.
(h)
“Exercise Date” means, with respect to any exercise of this Warrant, the date on which the Company receives a duly completed and executed Exercise Notice delivered in accordance with Section 2(a); provided, that in the case of a conditional exercise pursuant to Section 2(g) or an automatic exercise pursuant to Section 2(h), the Exercise Date shall be the date on which such exercise becomes effective.
(i)
“Person” means an individual, a partnership, a corporation (including a business trust), a joint stock company, a limited liability company, an unincorporated association, a joint venture or other entity or a governmental authority.
(j)
“Principal Market” means the New York Stock Exchange (the “NYSE”) or, if the Common Stock is not then listed on the NYSE, the principal national securities exchange or other market on which the Common Stock is then listed or quoted.
(k)
“Securities” means, collectively, this Warrant and the shares of Common Stock issuable upon exercise of this Warrant.

(l)
“Securities Act” means the Securities Act of 1933, as amended.
(m)
“Trading Day” means a day on which the Common Stock is traded on the Principal Market.
9.
Miscellaneous.
(a)
Successors and Assigns. Subject to the restrictions on transfer set forth in Section 3, the rights and obligations of the Company and the Holder shall be binding upon and benefit the successors, assigns, heirs, administrators, and transferees of the parties.
(b)
Governing Law. This Warrant and all actions arising out of or in connection with this Warrant shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the conflicts of law provisions of the State of Delaware, or of any other state.
(c)
Amendment and Waiver. Except as expressly set forth in this Warrant, any provision of this Warrant may be amended, waived, modified, or terminated upon the written consent of (i) the Company and (ii) the Holder. No waiver by the Company or the Holder of any of the provisions hereof shall be effective unless explicitly set forth in writing and signed by the party so waiving. No waiver by any party shall operate or be construed as a waiver in respect of any failure, breach or default not expressly identified by such written waiver, whether of a similar or different character, and whether occurring before or after that waiver. No failure to exercise, or delay in exercising, any rights, remedy, power or privilege arising from this Warrant shall operate or be construed as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.
(d)
Notices. Any notice required or permitted hereunder shall be given in writing and delivered (i) by air mail (postage prepaid) requiring return receipt, (ii) internationally-recognized overnight courier, (iii) electronic mail or (iv) in person, in each case to the address or email address (as applicable) of the party to receive such notice set forth on such party’s signature page hereto, or at any other address or email address such party may designate by prior written notice to the other party in accordance with this Section 9. If notice is given to the Company, a copy (which copy shall not constitute notice) shall also be sent DLA Piper LLP (US), Attn: Howard Schwartz, Esq., 650 S. Exeter Street, Suite 1100, Baltimore, Maryland 21202-4576, Email: howard.schwartz@us.dlapiper.com. Any such notice shall be conclusively deemed effectively given upon the earliest of: (A) the date of actual receipt, (B) if air mailed, five days after the date of postmark, (C) if delivered by overnight courier, the first Business Day after the day on which such courier confirms delivery, and (D) if sent by electronic mail, the day of transmission if sent during recipient’s normal business hours, otherwise recipient’s first Business Day after the day of transmission. Subject to the limitations set forth in Section 232(e) of the General Corporation Law of the State of Delaware (the “DGCL”), the Holder consents to the delivery of any notice to stockholders given by the Company under the DGCL or the Certificate of Incorporation or the Bylaws by (x) electronic mail to any electronic mail address for the Holder in the Company’s records or (y) any other form of electronic transmission (as defined in the DGCL) directed to the Holder. This consent may be revoked by the Holder by written notice to the Company and may be deemed revoked in the circumstances specified in Section 232 of the DGCL.
(e)
Survival. Except as expressly set forth in this Warrant, the rights and obligations of the Company and the Holder under this Warrant shall survive any exercise of this Warrant.
(f)
Severability. If any provision of this Warrant becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable, or void, portions of such provision, or such provision in its entirety, to the extent necessary, shall be severed from this Warrant, and such illegal, unenforceable, or void provision shall be replaced with a valid and enforceable provision that will achieve, to the extent possible, the same economic, business and other purposes of the illegal, unenforceable, or void provision. The remaining provisions of this Warrant shall be enforceable in accordance with its terms.
(g)
Counterparts. This Warrant may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com), or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.
(h)
Entire Agreement; Full Satisfaction. This Warrant and the License Agreement constitute the full and entire understanding and agreement between the parties with respect to the applicable subject matter of this Warrant and the License Agreement, and any other written or oral agreement relating to such subject matter existing between the parties are expressly cancelled. By the Holder’s signature below, the Holder further acknowledges and agrees that this Warrant has been issued in full satisfaction of all of the Company’s equity obligations to the Holder and its Affiliates as a result of written or oral communications or promises by the Company or other Company personnel to the Holder and its Affiliates regarding equity (whether promised in the form of a percentage of the Company or otherwise) on or prior to the date hereof, including, for the avoidance of doubt, the obligations set forth in the License Agreement.
(i)
Further Assurances. Each party agrees to execute and deliver, by the proper exercise of its corporate, limited liability company, partnership, or other powers, all such other and additional instruments and documents and do all such other acts and things as may be necessary to fully effectuate the terms of this Warrant.
(j)
No Rights as a Stockholder; Holder’s Economic Rights. Until this Warrant has been properly exercised and such Shares have been issued to the Holder, nothing contained in this Warrant shall (i) entitle the Holder to any rights as a stockholder of the Company or to be deemed the holder of any equity securities that may at any time be issuable on the exercise of this Warrant for any purpose, or (ii) be construed to confer upon the Holder any right to vote as a stockholder of the Company at a meeting or by written consent or any other rights of a stockholder of the Company. Except as otherwise expressly provided herein or any other applicable agreement, prior to the issuance of the Shares to the Holder upon the due exercise of this Warrant, nothing contained in this Warrant shall be construed as imposing any liabilities on the Holder to purchase any securities (through exercise of this Warrant or otherwise) or as a stockholder of the Company, whether such liabilities are asserted by the Company or by creditors of the Company. If the Company makes any dividend or any other distribution of cash, securities of the Company (except as contemplated by Section 4(c) herein or in connection with any transaction or event in which the then-outstanding Warrant is fully exercised for Shares no later than immediately prior to such transaction or event (e.g., a Change of Control)) or other assets (including any right to purchase securities of the Company or other assets) to holders of Common Stock, then the Company shall, simultaneously with such dividend or distribution, pay or transfer for no consideration an amount of cash, or the applicable securities or other assets, equal to the amount of cash, or the applicable securities or other assets, as the Holder would have received if the then-outstanding Warrant had been fully exercised for Shares (without regard to the Beneficial Ownership Limitation) immediately prior to such dividend or other distribution (or the record date thereof).
(k)
Replacement of this Warrant. Subject to the receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction, or mutilation of this Warrant and, if requested by the Company, an indemnity agreement in form and substance acceptable to the Company, the Company shall execute and deliver, in lieu of this Warrant, a new Warrant of the same amount, at the expense of the Holder. The term “Warrant” shall include this Warrant and any warrants delivered in substitution, exchange, or replacement, all of which shall be deemed to be issued pursuant to the License Agreement.
(l)
Dispute Resolution. The parties (i) hereby irrevocably and unconditionally submit to the jurisdiction of the state courts of the State of Delaware and to the jurisdiction of the United States District Court for the District of Delaware for the purpose of any suit, action or other proceeding arising out of or based upon this Warrant, (ii) agree not to commence any suit, action or other proceeding arising out of or based upon this Warrant except in the state courts of State of Delaware or the United States District Court for the District of Delaware, and (iii) hereby waive, and agree not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this Warrant or the subject matter hereof may not be enforced in or by such court. The prevailing party shall be entitled to reasonable attorney’s fees, costs, and necessary disbursements in addition to any other relief to which such party may be entitled. Each of the parties to this Warrant consents to personal jurisdiction for any equitable action sought in the U.S. District Court for the District of Delaware or any court of the State of Delaware having subject matter jurisdiction.
(m)
Waiver of Jury Trial. TO THE MAXIMUM EXTENT PERMITTED BY LAW, EACH PARTY WAIVES ITS RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS WARRANT, THE SECURITIES OR THE SUBJECT MATTER OF THIS WARRANT, INCLUDING ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING, WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS (INCLUDING NEGLIGENCE), BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. THIS SECTION HAS BEEN FULLY DISCUSSED BY EACH OF THE PARTIES AND THESE PROVISIONS WILL NOT BE SUBJECT TO ANY EXCEPTIONS. EACH PARTY FURTHER REPRESENTS AND WARRANTS THAT SUCH PARTY HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT SUCH PARTY KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.

(Signature Page Follows)

The Company and the Holder have made this Warrant effective as of the date first set forth above.

COMPANY:

EVOMMUNE, INC.

By:

Name:

Title:

Address:

Email:

HOLDER:

[●]

By:

Name:

Title:

Address:

Email:

(Signature Page to Warrant)

Exhibit A

EXERCISE NOTICE

Effective Date: ________ __, 20__

Reference is made to the Warrant to Purchase Common Stock, dated November [●], 2026, by and between Evommune, Inc. (the “Company”) and the Holder, as amended and/or restated from time to time (the “Warrant”). Capitalized terms used, but not expressly defined in this Exercise Notice shall have the assigned meanings set forth in the Warrant.

(1)
Exercise. In accordance with the terms of the Warrant, the Holder elects to purchase:

Number of Shares: ______________________

Class/Series: Common Stock

Method of Exercise: ☐ Cash Exercise ☐ Cashless Exercise pursuant to Section 2(a) of the Warrant

(2)
Conditional Exercise. Is this a conditional exercise pursuant to Section 2(g) of the Warrant:

☐ Yes ☐ No

If “Yes,” indicate the applicable condition:

(3)
Transfer Restrictions. The Shares shall be subject to the transfer restrictions under applicable securities laws.
(4)
Representations. All representations and warranties of the Holder set forth in Section 6(b) of the Warrant, with respect to the Shares, are true and correct, in all respects, as of the effective date of this Exercise Notice. The Holder further represents that the exercise requested herein complies with the Beneficial Ownership Limitation set forth in Section 2(k) of the Warrant.

A-1

The Holder has made this Exercise Notice effective as of the date first set forth above.

HOLDER:

[●]

By:

Name:

Title:

Address:

Email:

(Signature page to the Notice of Exercise)

A-2

Exhibit B

ASSIGNMENT AGREEMENT

ASSIGNOR: [●] (“Assignor”)

ASSIGNEE: [●] (“Assignee”)

SHARES: ____[●]___ shares of Common Stock (the “Shares”)

EFFECTIVE DATE: ________ __, 2026

Reference is made to the Warrant to Purchase Common Stock, dated [●], 2026, by and between Evommune, Inc. (the “Company”) and the Holder, as amended and/or restated from time to time (the “Warrant”). Capitalized terms used, but not expressly defined in this Assignment Agreement shall have the assigned meanings set forth in the Warrant.

(5)
Registered Holder. The Assignor represents and warrants that it is the registered holder of the Warrant as of immediately prior to the effective date of this Assignment Agreement.
(6)
Assignment. The Assignor assigns and transfers to the Assignee all of the rights of Assignor under the Warrant, with respect to the number of Shares set forth above and does irrevocably constitute and appoint the Company’s Secretary as attorney to make such transfer on the Company’s books and records, maintained for the purpose, with full power of substitution in the premises.
(7)
Obligations of Assignee. Assignee agrees to take and hold the Securities subject to, and to be bound by, the terms and conditions set forth in the Warrant to the same extent as if Assignee were the original holder.
(8)
Representations. Assignee represents and warrants to the Company that all representations and warranties set forth in Section 6(b) of the Warrant, substituting Assignee for each instance of “Holder” therein, are true and correct, in all respects, as of the effective date of this Assignment Agreement.
(9)
Transfer Compliance. Assignor and Assignee each represent and warrant to the Company that the transfer and assignment to Assignee is in compliance with all applicable laws.

* * *

B-1

CONFIDENTIAL

Assignor and Assignee have made this Assignment Agreement effective as of the date first set forth above.

ASSIGNOR:

[●]

By:

Name:

Title:

Address:

Email:

ASSIGNEE:

[●]

By:

Name:

Title:

Address:

Email:

Agreed and Accepted on the date set forth below:

COMPANY:

EVOMMUNE, INC.

By:

Name:

Title:

Date:

(Signature page to Assignment Agreement)

B-2